EXHIBIT 99.3

NEWS RELEASE for September 6, 2005, 7:35 am EST

Contact:	Allen & Caron Inc
	Joe Allen (investors)	Brian Kennedy (media)
	212-691-8087	212-691-8087
	joe@allencaron.com	brian@allencaron.com

DIGITAL ANGEL TO PRESENT AT TEJAS SECURITIES INVESTMENT CONFERENCE

SO. ST. PAUL, MN (September 6, 2005) - Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets today announced that it will be presenting at the Tejas Securities Investment Conference on September 13, 2005 in New York City.

Kevin McGrath, President & CEO of Digital Angel is scheduled to speak on Tuesday, September 13, 2005 at 1:45 p.m. EDT in Presentation Room 2 of The Rainbow Room located at 30 Rockefeller Plaza on the 65th Floor.

About Tejas Securities Group, Inc.

Tejas Securities Group, Inc., a Texas corporation (“Tejas Securities”), is a wholly owned subsidiary and a primary business operating unit of Tejas Incorporated (OTC BB:TEJS), a publicly traded financial services company. Tejas Securities is a full service brokerage and investment banking firm that focuses on the following: (i) proprietary research on distressed debt and special situation securities; (ii) trading and other brokerage services to value-based institutional and retail investors active in fixed income and equity instruments; and (iii) corporate finance and strategic advisory services to middle-market companies within our target industries. To learn more about Tejas Securities, please visit the Company’s web site at www.tejassec.com.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, livestock, and humans through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors. Digital Angel Corporation is a majority-owned subsidiary of Applied Digital (Nasdaq:ADSX).For more information about Digital Angel, visit the company’s website at www.DigitalAngelCorp.com.

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